UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VMware, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3292913
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3401 Hillview Avenue
Palo Alto, California	94304
(Address of Principal Executive Offices)	(Zip Code)

Securities Act registration statement file number to which this form relates: 333-142368

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock,	New York Stock Exchange, Inc.
par value $0.01 per share

If this form relates to the registration of a class of

securities pursuant to Section 12(b) of the

Exchange Act and is effective pursuant to General

Instruction A.(c), please check the following box.

☑

If this form relates to the registration of a class of

securities pursuant to Section 12(g) of the

Exchange Act and is effective pursuant to General

Instruction A.(d), please check the following box.

☐

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

A description of the registrant’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), is set forth under the caption “Description of Capital Stock” in the registrant’s registration statement on Form S-1 (File No. 333-142368) filed with the Securities and Exchange Commission on April 26, 2007, as thereafter amended (the “Registration Statement”), which is incorporated herein by reference. The form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits

Under the instruction as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with the New York Stock Exchange, Inc. and the shares of Class A Common Stock registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 27, 2007

VMware, Inc.

By:	/s/ Rashmi Garde
Name: Rashmi Garde Title: Vice President and General Counsel